Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT is dated as of the 15th day of January, 2007 by and between Super Vision International, Inc., a Delaware Corporation (“SVI”) and Michael A. Bauer (the “Employee”).

Background

A. SVI and the Employee entered into an Employment Agreement dated as of September 9, 2005 (the “Agreement”).

B. SVI and the Employee desire to amend the Agreement upon the terms and conditions set forth in this Amendment.

Agreement

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in the Agreement and this Amendment, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Agreement.

2. Amendments to the Agreement. In accordance with Section 8(a) of the Agreement, the Agreement is hereby amended as follows:

2.1 Section 1(e) of the Agreement is amended in its entirety to read as follows:

“(e) Stock Options. On the Signing Date, Employee will be granted a stock option to purchase 40,000 shares of Employer’s Class A common stock at an exercise price equal to the fair market value of such shares on the date of grant as determined by the Compensation Committee. Such option shall fully vest as to all 40,000 of the shares subject to the option on the Signing Date. Subject in all instances to Employee’s continued employment with Employer, on January 1, 2007, Employer shall grant Employee an option to purchase 25,000 shares of Employer’s Class A common stock at an exercise price equal to the fair market value of such shares on the Signing Date. Provided that the revenue milestones set forth in Employer’s 2006 Board approved operating plan are achieved this option shall vest as to 25,000 shares subject to such option on January 15, 2007. Subject in all instances to Employee’s continued employment with Employer, on January 1, 2008, Employer shall grant Employee an option to purchase 75,000 shares of Employer’s Class A common stock at an exercise price equal to the fair market value of such shares on the Signing Date. Provided that the revenue and net income before taxes milestones set forth in Employer’s 2007 Board approved operating plan are achieved this option shall vest as to 25,000 shares subject to such option on January 15, 2008 and 50,000 shares on March 31, 2008, respectively. If a revenue and net income before taxes milestone is not achieved, but Employer achieves at least 25% of such milestone, than an option shall vest with respect to a corresponding pro rata percentage of shares on the relevant vesting date. For example, if Employer achieves 50% of the targeted net income before taxes milestone for 2006, 25,000, or 50%, of the shares subject to the applicable option shall vest on March 31, 2007. All such options shall be subject to the terms and conditions of Employer’s stock option plan pursuant to which the options are granted and shall be conditioned upon Employee’s execution of a stock option agreement with Employer in the form specified by the Compensation Committee.

For purposes of this Agreement, net income before taxes shall be determined without regard to any gains, losses, profits, charges or expenses realized by the Company from any legal proceeding to which the Company is a party that is pending on the Effective Date including, without limitation, awards to Employer of attorneys’ fees and costs incurred by Employer in such proceedings and any legal fees or costs of any party to such proceedings, other than Employer, that are paid by Employer.

2.2 Schedule 1 of the Agreement is amended in its entirety to read as set forth on Schedule 1 attached hereto.

3. Miscellaneous.

3.1 Except as specifically amended hereby, the remaining terms and provisions of the Agreement shall not be affected by this Amendment and shall remain in full force and effect.

3.2 This Amendment may be executed in any number of counterparts, each of which counterpart shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

3.3 This Amendment shall be governed in all respects by the laws of the State of Florida.

3.4 The term “Agreement” as used in the Agreement and all other instruments and agreements executed thereunder shall for all purposes refer to such Agreements, respectively, as amended by this Amendment.

3.5. This Amendment shall not be considered a waiver by the parties of the observance of any term or breach of the Agreement and shall not be construed as a waiver of any subsequent non-observance or breach of that term or any other term of the same or a different nature.

Super Vision International, Inc.

Amendment to Employment Agreement

The undersigned have executed this Amendment as of the day and year first written above.

SUPER VISION INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Brett M. Kingstone
Brett M. Kingstone, Chairman of the Board

EMPLOYEE:

/s/ Michael A. Bauer
Michael A. Bauer

Super Vision International, Inc.

Amendment to Employment Agreement

Compensation Plan	Effective Date:	1/1 to 12/31/2006
President & CEO
	Plan Update:	2-Nov-06

Employee	Mike Bauer

				Annualized Value
	Income Package:
	Base Salary:			$180,000

	Additional: Car Allowance			$12,000

	Target Bonus	% of Total Comp: 50%		$190,000
	Target Total Compensation			$382,000

	Part 1: Earnings Achievement

	Total Bonus Objective:			$150,000

	1a. Gross Margin	25%	$37,500

	Pay-out:
	Upon achieving 40% Gross Margin	100%	$37,500
	Upon achieving 40.5% Gross Margin	105%	$39,375
	Upon achieving 41% Gross Margin	110%	$41,250
	Upon achieving 41.5% Gross Margin	120%	$45,000

	1b. Net Operating Profit	75%	$112,500

	Based on achieving the 2006 budgeted Net Operating income, after bonus allocation and audited results

	Part 2: Management Achievement

	Total Bonus Objective:			$40,000

	Paid out on the completion of the following items:
1.	Achieve Top Line Revenue Budget for 2006	25%	$10,000
2.	Manage overall operating expense budget for 2006	25%	$10,000
3.	Complete equity financing prior to 12/31/2006	50%	$20,000

	Part 3: Stock Option Incentive
1.	CEO Agreement Date	40,000 Stock Options
2.	January 15, 2007 - achievement of 2006 revenue in approved budget	25,000 Stock Options		Note: Stock options will be prorated if performance does not exceed 100%, but still achieves 25%.

/s/ Brian McCann
Prepared by Compensation Committee:	Brian McCann

/s/ Fritz Zeck
Fritz Zeck

/s/ Tony Nicolosi
Tony Nicolosi

Date: January 15, 2007

/s/ Michael A. Bauer
Reviewed and Accepted by:	Michael A. Bauer - President & CEO

Date: January 15, 2007

**	This plan supersedes and cancels any and all other commission or bonus programs.